                                                                            Exhibit 99.1

Talk America to Acquire LDMI Telecommunications

HIGHLIGHTS:
•	Creates leading midwest integrated communications provider (ICP)
•	Accelerates Talk America’s entry into the business market
•	Broad product suite for the residential and business markets
            •  Combination expected to generate significant operating efficiencies
                    •  VOIP business product rollout in fourth quarter 2005
                    •  Increased Talk America guidance for 2005

Southfield, MI and New Hope, PA, - May 23, 2005 - Talk America (NASDAQ:TALK) announced today that it has entered into an agreement to acquire LDMI Telecommunications, a leading facilities-based communications provider serving business and residential customers primarily in Michigan and Ohio. The acquisition of LDMI, when completed, will provide Talk America with a leadership position in the small and medium sized commercial marketplace and will expand its networking footprint.

Ed Meyercord, Chief Executive Officer and President of Talk America, commented “LDMI is an outstanding company with an excellent reputation in our core market. The LDMI team has developed a highly competitive T-1 product set and built strong distribution and operational capabilities. LDMI is resource rich with a talented and experienced team of telecom professionals who will be instrumental in executing our market expansion strategy. Across the board, this will be a great fit with our company.”

Pat O’Leary, Chief Executive Officer and President of LDMI, said “we are delighted to be joining with Talk America, they are executing their networking plan seamlessly and have tremendous back office resources. The combination creates a formidable competitor in the Midwest committed to customer satisfaction.”

ESTABLISHED PLAYER IN THE BUSINESS MARKET
LDMI, a privately held company established in 1992, currently provides service on over 131,000 voice equivalent lines and 27,000 data equivalent lines, primarily in Michigan and Ohio, supported by networking infrastructure in 83 end offices. LDMI purchased networking assets in 2003 and, in anticipation of regulatory changes, transformed itself into a facilities-based ICP. LDMI has over 2,300 T-1 customers and delivers a full suite of voice and data offerings, including specialized services such as virtual private networks, hosted applications and security services. The company has built a loyal customer base which includes “Smart-T” customers who receive integrated voice and data services that are dynamically allocated for efficient bandwidth utilization. The company also serves larger customers, such as AC Delco, a division of General Motors, with more sophisticated service offerings.

STRONG FINANCIAL POSITION AND OPERATING EFFICIENCIES
The combination of LDMI and Talk America will create a financially strong company with no debt, significant cash flow and a platform for continued market expansion. Talk America’s financial flexibility gives it the opportunity to selectively invest in new markets and to grow through future acquisitions.

In 2004, LDMI’s total revenues were $120.7 million and its EBITDA was $5.9 million. Talk America expects LDMI to generate EBITDA of $8 million in 2005 and $14 million in 2006, including the impact of merger related synergies. The transaction will also bring savings on capital expenditures of at least $4 million through 2006.

LDMI currently has approximately 158,000 voice and data equivalent lines of which 118,000 are in Michigan and 40,000 are in Ohio. Mr. Meyercord continued, “LDMI’s traffic is driven primarily by business customers, and should yield significant networking efficiencies when combined with our base of primarily residential customers.”

VOIP BUSINESS PRODUCT ROLLOUT IN THE FOURTH QUARTER 2005
It is expected that, when the acquisition is completed, the combined companies will leverage Talk America’s soft switching platform to roll out VOIP business services in the fourth quarter 2005. Talk America will utilize its Metaswitch to broaden LDMI’s T-1 product suite and enable the company to expand into new geographic territories and increase its addressable market.

TRANSACTION EXPECTED TO CLOSE IN THE THIRD QUARTER 2005
At the closing of the transaction, in exchange for all of the stock of LDMI, Talk America will pay $24 million in cash and issue 1.8 million shares of its common stock, with an estimated value of $16 million based on the closing price as of May 20, 2005. As of April 30, 2005, LDMI had total debt, net of cash, of $8.1 million. The purchase price for LDMI’s equity together with LDMI’s current debt, net of cash, totals $48 million and represents a 3.4x multiple of LDMI’s expected 2006 EBITDA, including the impact of merger related synergies. The cash portion of the purchase price, as well as the repayment of LDMI’s debt at closing, will be funded out of cash on hand.

The LDMI acquisition transaction has been approved by the board of directors and the stockholders of LDMI and is subject to the receipt of certain regulatory approvals, which both companies expect to receive. The shares of common stock will be issued only to the holders of LDMI’s preferred stock and will not be registered under the Securities Act of 1933. Talk America has agreed to file a registration statement with the Securities and Exchange Commission as promptly as reasonably practicable after the closing to permit resales of common stock by such holders. The companies expect that the transaction will close in the third quarter 2005.

FINANCIAL GUIDANCE
Talk America has increased its financial and operating guidance for the full year 2005 to reflect the strength of its core business operations. Talk America has also provided financial and operating guidance that includes projected results for LDMI, assuming that its acquisition of LDMI is completed as of July 31, 2005.

2005
Metrics	Talk Previous	Talk Revised	Talk and LDMI (3)
Voice Lines on Network	175k	190k	255k
Data Lines on Network	--	40k	70k
Total Revenue	$380-$390 mm	$385-$395 mm	$430-$440 mm
EBITDA (1)	$73-$77 mm	$78-$82 mm	$83-$87 mm
Capital Expenditures (2)	$43-$47 mm	$43-$47 mm	$48-$52 mm
_____________
(1)	Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) is defined as operating income (loss) plus depreciation and amortization.
(2)	Includes capitalized software.
(3)	Based on July 31, 2005 closing date.

CONFERENCE CALL

Talk America and LDMI management will host a conference call to discuss the acquisition of LDMI at 8:30 a.m. ET on May 24, 2005. The call can be accessed by dialing the following: US (800) 720-9457, International, (303) 957-1279. A replay of the call will be available through 7:00 p.m. ET on May 31, 2005 by dialing the following: US (800) 633-8284, International (402) 977-9140. The reservation number for the replay is 21248125.

ABOUT TALK AMERICA

Talk America is a leading competitive communications provider that offers phone services and high speed internet access to both residential and business customers. Talk America delivers value in the form of savings, simplicity and quality service to its customers through its leading edge network and award-winning back office. For further information, visit us online at: http://www.talkamerica.com.

Please Note: The statements contained herein regarding the consummation of the acquisition of LDMI, the future results of LDMI and the effects and results of the acquisition on the business and results of operations of Talk America should be, and certain other of the statements contained herein may be considered forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are identified by the use of forward-looking words or phrases, including, but not limited to, “estimates,” “expects,” “expected,” “anticipates,” “anticipated,” “forecast,” “guidance,” and “targets”. These forward-looking statements are based on our current expectations. Although we believe that the expectations reflected in such forward-looking statements are reasonable, there can be no assurance that such expectations will prove to have been correct. Forward-looking statements involve risks and uncertainties and our actual results could differ materially from our expectations. In addition to those factors discussed in the foregoing, important factors that could cause such actual results to differ materially include, among others, the non-completion of the LDMI acquisition or our inability to integrate effectively and as anticipated the business of LDMI upon the completion of the acquisition, dependence on the availability and functionality of local exchange carriers' networks as they relate to the unbundled network element platform, failure to establish and deploy our own local network as we plan to do or to operate it in a profitable manner, increased price competition for long distance and local services, failure of the marketing of the bundle of local and long distance services and long distance services under our direct marketing channels to a smaller marketing footprint, attrition in the number of end users, failure to manage our collection management systems and credit controls for customers, interruption in our network and information systems, failure to provide adequate customer service, and changes in government policy, regulation and enforcement and/or adverse judicial or administrative interpretations and rulings relating to regulations and enforcement, including, but not limited to, the continued availability of the unbundled network element platform of the local exchange carriers network and unbundled network element pricing methodology.

For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see the discussions contained in our Annual Report on Form 10-K for the year-ended December 31, 2004, filed March 16, 2005, as amended by our Form 10-K/A filed March 30, 2005, and any subsequent filings. We undertake no obligation to update our forward-looking statements.

Contact Info:
Talk America
Jeff Schwartz
215-862-1097
jschwartz@talk.com